LIMITED POWER OF ATTORNEY
FOR SECTION 13 AND 16 REPORTING OBLIGATIONS

The undersigned trustee ("Principal") of the Funds (the "Registrant"), hereby appoints Kevin M. Carome, Todd L. Spillane, John M. Zerr, and Lisa O. Brinkley (with full power to each of them to act alone) as his attorney-in-fact and agent, with full power and authority as hereinafter described on behalf of, and in the name, place and stead of, the principal to:

	Prepare, execute, deliver and file with the United States Securities and Exchange Commission (the "SEC") a Form ID, including any amendments thereto, and any other documents necessarily or appropriate to obtain codes and password enabling the Principal to make electronic filings via EDGAR of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and

	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Registrant, with the SEC, any national securities exchanges and the Registrant, as considered necessary or advisable under Section 16 of the Exchange Act.

The principal acknowledges and agrees that:

1.	this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact and agent to act in his discretion on information provided to such attorney-in-fact and agent without independent verification of such information;

2.	such attorney-in-fact and agent may rely entirely on information furnished orally or in writing by the principal to such attorney-in-fact and agent;

3.	any documents prepared and/or executed by such attorney-in-fact and agent on behalf of the principal pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact and agent, in his or her discretion, deems necessary or desirable;

4.	neither any Reporting Entity nor such attorney-in-fact and agent assumes (a)
any liability for the principal's responsibility to comply with the requirements of the Exchange Act, (b) any liability of the principal for any failure to comply with such requirements or (c) any obligation or liability of the principal for profit disgorgement under Section 16 of the Exchange Act; and

5.	this Limited Power of Attorney does not relieve the principal from responsibility for compliance with the principal's obligations under the Exchange Act, including, without limitation, the reporting requirements under
Section 16 of the Exchange Act.

The principal hereby gives and grants the foregoing attorneys-in-fact and agents full power and authority to do and perform all and every act and thing whatsoever that in the discretion of such attorneys-in-fact and agents are requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the principal might or could do if present, hereby ratifying all that such attorneys-in-fact and agents of, for and on behalf of the principal, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until:

1.	The principal is no longer required to file Forms 3, 4 and 5 with respect to the principal's holdings of and transactions in securities issued by the
Registrant;

2.	revoked by the principal in a signed writing delivered to any of such attorneys-in-fact and agents;

3.	terminated by any other event described in section 5-1511 of the New York
General Obligations Law.

This Limited Power of Attorney shall not be affected by the principal's subsequent disability or incompetence.

This Limited Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the principal has previously executed. This Limited Power of Attorney shall not be revoked by any power of attorney that the principal may subsequently execute, unless such subsequent power of attorney expressly revokes this Limited Power of Attorney or specifically states that such subsequent power of attorney is intended to revoke all prior powers of attorney previously executed by the principal.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The Principal hereby executes this Power of Attorney as of the 26th day of May 2010.

				     Michael Nugent

STATE OF NEW YORK
                              ss.:
COUNTY OF NEW YORK

On this 26th day of May, 2010, before me, the undersigned, personally appeared, Carl Frischling, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

                         John W. Plerchee
                         Notary Public

                         September 6, 2010
                         My Commission Expires

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2)	avoid conflicts that would impair your ability to act in the principal's best interest;

(3)	keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest.

You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed.

If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

LIABILITY OF AGENT:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENTS' SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:
We, KEVIN M. CAROME, TODD L. SPILLANE, JOHN M. ZERR and LISA O. BRINKLEY, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

We acknowledge our legal responsibilities.

Agents sign here:

	                Kevin M. Carome

	                Todd L. Spillane

	                John M. Zerr

	                Lisa O. Brinkley


STATE OF TEXAS
                  ss.:
COUNTY OF HARRIS

On this 26th day of May, 2010, before me, the undersigned, personally appeared Todd L. Spillane, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.


                         Shannon Marie Vasquez
                         Notary Public

                         June 3, 2012
                         My Commission Expires




STATE OF TEXAS
                         ss.:
COUNTY OF HARRIS

On this 26th day of May, 2010, before me, the undersigned, personally appeared John M. Zerr, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.


                         Cynthia L. Thompson
                         Notary Public

                         June 3, 2012
                         My Commission Expires



STATE OF GEORGIA
                         ss.:
COUNTY OF COWETTA

On this 28th day of May, 2010, before me, the undersigned, personally appeared Kevin M. Carome, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.


                         Wynelle F. Bentley
                         Notary Public

                         May 31, 2011
                         My Commission Expires



STATE OF GEORGIA
                         ss.:
COUNTY OF COWETTA

On this 28th day of May, 2010, before me, the undersigned, personally appeared Lisa O. Brinkley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.


                         Wynelle F. Bentley
                         Notary Public

                         May 31, 2011
                         My Commission Expires